Exhibit 10.1

GBS INC.

INVESTORS’ RIGHTS AGREEMENT

THIS INVESTORS’ RIGHTS AGREEMENT (this “Agreement”) is made as of October 4, 2022, by and among GBS Inc., a Delaware corporation (the “Company”), each of the Persons listed on Schedule 1 attached hereto (the “RFA Sellers”) and Jason Isenberg, as the RFA Sellers’ Representative (including any other Person designated by the RFA Sellers, the “RFA Representative”). Unless otherwise defined herein, capitalized terms are defined in Section 4 hereof. The Company, RFA Representative and each RFA Seller are each a “Party” and referred to collectively herein as the “Parties.”

WHEREAS, the Company and the RFA Sellers are parties to the Share Exchange Agreement, dated as of October 4, 2022 (the “Share Exchange Agreement”);

WHEREAS, as a condition to the obligations of the Company and the Sellers under the Share Exchange Agreement, the Company and the Sellers are entering into this Agreement for the purpose of granting certain rights to the RFA Sellers.

NOW, THEREFORE, upon the terms and conditions herein, and in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby expressly agree as follows:

Section 1. Board of Directors.

(a) Composition. Subject to Section 1(c), from and after the date hereof and until the provisions of this Section 1 cease to be effective, the Company will take all necessary and desirable actions within its control, in order to cause:

(i) the initial number of directors on the Board to be established at seven directors, which shall initially consist of the (a) five directors identified as “Company Appointees” on Schedule 2 (the “Company Appointees”) and (b) two members who shall be designated by the RFA Representative in its sole and absolute discretion but subject to the terms hereof (the “RFA Appointees” and together with the Company Appointees, the “Appointees” and each, individually, an “Appointee”), which RFA Appointees shall initially be the individuals identified as “RFA Appointees” on Schedule 3, until such time as such respective Appointee’s respective successor is duly elected or appointed or until such respective Appointee’s earlier resignation, removal from office, death or incapacity; provided, however, that at least one RFA Appointee shall at all times qualify as “independent” for purposes of Nasdaq’s applicable marketplace rules, including, without limitation, Rule 5605(a)(2) thereof (the “Independence Standards”), as shall be determined by the Board from time to time;

(ii) any committee (each, a “Committee”) established by the Board to include at least one RFA Appointee designated by the RFA Representative, provided that such RFA Appointee shall meet the required Independence Standards and, if applicable, the requirements of Rule 10A-3 of the Securities Exchange Act of 1934, as amended, for such Committee; provided further, however, that the RFA Representative may consent or determine that any Committee need not include a RFA Appointee;

(iii) in the event that any RFA Appointee resigns, or for any other reason ceases to serve as a member of the Board during his or her term of office, including, without limitation, as a result of death or incapacity, disability, retirement or removal, the resulting vacancy on the Board to be filled with an appointee designated in writing by the RFA Representative to the Company; and

(iv) at the next annual or special meeting of stockholders of the Company or action by written consent at which directors are so elected, subject to the fulfillment of the requirements set forth herein, nominate the RFA Appointees for election to the Board; provided, however, that so long as the Company remains a public reporting company during the term of this Agreement, the Board will continue to satisfy applicable legal requirements of the Securities and Exchange Committee and Nasdaq, including, to the extent required, maintaining an independent audit committee, and the nominations by the Company and RFA Representative hereunder will allow the Company to comply with such legal requirements.

(b) Liability Insurance; Directors’ and Officers’ Liability Insurance. The Company shall obtain, or be an insured party pursuant to and beneficiary pursuant to, a Side A directors’ and officers’ liability insurance policy, in such case on terms and conditions that are reasonably acceptable to the Board. The Company shall maintain such policy in full force and effect at all times and provide evidence of such to the RFA Representative. The Company’s certificate of incorporation, bylaws and other organizational documents shall provide (i) for elimination or limitation of the liability of directors to the maximum extent permitted by law and (ii) for indemnification of directors for acts on behalf of the Company to the maximum extent permitted by law.

(c) Termination.

(i) From and after the time that the RFA Sellers own, directly or indirectly, less than 15% of Common Stock Equivalents, the RFA Sellers shall only have the right to designate one nominee for election to the Board pursuant to Section 1(a).

(ii) From and after the time that the RFA Sellers own, directly or indirectly, less than 10% of Common Stock Equivalents, the RFA Sellers shall not be entitled to designate a nominee for election to the Board pursuant to Section 1(a).

(iii) From and after the time that the RFA Sellers own, directly or indirectly, less than 15% of Common Stock Equivalents, the RFA Sellers shall not be entitled to the rights set forth in Section 1(d).

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(d) Special Consent Requirements. Subject to Section 1(c), notwithstanding anything to the contrary in the certificate of incorporation or the bylaws of the Company, the Company shall not and shall not, permit any of its Subsidiaries or Affiliates, to directly or indirectly take any of the actions set forth below without the written consent of the RFA Representative:

(i) approve material changes to the terms of any Company organizational documents or to the Company Convertible Preferred Stock; provided, however, that the Company may approve changes related to effecting the Reverse Stock Split;

(ii) any increase in the size of the Company’s board of directors to more than nine members;

(iii) authorize or issue shares of capital stock or other equity securities that rank senior to the Company Convertible Preferred Stock; provided, however, that notwithstanding the foregoing or anything else to the contrary contained in this Agreement, this Section 1(d)(iii) shall not prohibit the Company from issuing Company Common Stock, warrants (including pre-funded warrants), “toothless” preferred stock or other common stock equivalents;

(iv) effect redemptions or repurchases of securities junior to the Company Convertible Preferred Stock; provided, however, that notwithstanding anything to the contrary contained in this Agreement, including, without limitation, Section 1(c)(iii), the RFA Sellers shall not be entitled to the rights set forth in this Section 1(d)(iv) following the date of the Company Stockholder Approval if each share of Company Convertible Preferred Stock held by a RFA Seller has not been converted on such date in accordance with the terms of Section 7(b) of the Certificate of Designations;

(v) the issuance of additional indebtedness of Company in the aggregate in excess of an amount (the “Threshold Amount”) equal to the greater of (a) one-third (1/3) of the “public float” of the company, as such term is defined in Securities Act, or (b) $8 million;

(vi) engage in any merger, consolidation, reclassification, recapitalization or other similar transaction, including any change of control of Company or any sale of all or substantially all of Company’s assets;

(vii) enter into or consummate a transaction (or series of transactions) with respect to the acquisition of (including by merger, consolidation or acquisition of stock or assets or any other business combination) any person, other business organization or any line of business or division thereof or equity interests therein or the assets thereof in excess of the Threshold Amount in the aggregate;

(viii) make, change, or revoke any material tax election of the Company that has a material and disproportionate impact on RFA Sellers relative to any other holder of Company securities;

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(ix) (x) adopt any new, or amend or otherwise modify any existing, management equity incentive plan, or increase the number of (or change the class of) Company Common Stock authorized for issuance under any such plan, (y) enter into a transaction with a “related person” or amend the terms of any existing transaction with a “related person” as such term is defined in Securities Act or (z) increase the compensation payable to executive officers of the Company in excess of $250,000 in the aggregate; in each case, other than as set forth in the Share Exchange Agreement and so long as there is Company Convertible Preferred Stock outstanding; provided, however, that notwithstanding anything to the contrary contained in this Agreement, including, without limitation, Section 1.3(c)(iii), the RFA Sellers shall not be entitled to the rights set forth in this Section 1(d)(ix) following the date of the Company Stockholder Approval if each share of Company Convertible Preferred Stock held by a RFA Seller has not been converted on such date in accordance with the terms of Section 7(b) of the Certificate of Designations;

(x) voluntarily liquidate, dissolve or wind-up the operations of the Company, make any voluntary assignment for the benefit of its creditors, consent to the appointment of a custodian, receiver, trustee or liquidator with similar powers, or make any voluntary filing or commence any proceedings under bankruptcy or insolvency laws; or

(xi) commit or resolve to do any of the foregoing.

Section 2. Dealings with RFA Sellers. The Company acknowledges that each of the RFA Sellers, their Affiliates and each of their respective partners, members, stockholders, directors, officers, controlling persons, managers and employees have business interests and engage in business activities or commercial transactions in addition to those relating to the Company (including those which may compete with the Company). The Company agrees (and to the fullest extent permitted by applicable law, hereby waives and agrees not to assert any claim to the contrary) that none of the RFA Sellers shall be obligated to present any particular investment or business opportunity to the Company even if such opportunity is of a character which, if presented to the Company, could be undertaken by the Company, and, in fact, the RFA Sellers shall have the right to undertake any such opportunity for itself, for its own account, or on behalf of another or to recommend any such opportunity to such other Persons.

Section 3. No Impairment of Creditor Rights. Notwithstanding anything herein contained to the contrary, nothing contained in this Agreement shall affect, limit or impair the rights and remedies of any RFA Seller in its capacity as a creditor to the Company or any of its Subsidiaries. Without limiting the generality of the foregoing, each RFA Seller that is a creditor of the Company or any of its Subsidiaries, in exercising its rights as a creditor, will have no duty to consider (a) its status or the status of any of its Affiliates as a direct or indirect holder of Company Common Stock, (b) the interests of the Company or any of its Subsidiaries that it would otherwise be obligated to consider arising from its status or the status of any of its Affiliates as a direct or indirect holder of Company Common Stock or (c) any duty it may have to any other stockholder of the Company, except as may be required commercial law applicable to creditors generally.

Section 4. Definitions.

“Affiliate” has the meaning provided in the Share Exchange Agreement.

“Agreement” has the meaning provided in the preamble hereto.

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“Appointee” has the meaning provided in Section 1(a) hereto.

“Board” has the meaning provided in the recital hereto.

“Business Day” has the meaning provided in the Share Exchange Agreement.

“Certificate of Designations” has the meaning provided in the Share Exchange Agreement.

“Company” has the meaning provided in the preamble hereto.

“Company Appointee” has the meaning provided in Section 1(a) hereto.

“Company Common Stock” has the meaning provided in the Share Exchange Agreement.

“Company Convertible Preferred Stock” has the meaning provided in the Share Exchange Agreement.

“Common Stock Equivalent” means any shares of Company Common Stock and any shares of capital stock, notes, warrants, options or other securities which are convertible into or exercisable for Company Common Stock, including, but not limited to, shares issued or issuable upon the conversion of the Company Convertible Preferred Stock or Conversion Shares (as further set forth in the Share Exchange Agreement).

“Company Stockholder Approval” has the meaning provided in the Share Exchange Agreement.

“Conversion Shares” has the meaning provided in the Share Exchange Agreement.

“Legal Proceeding” has the meaning provided in the Share Exchange Agreement.

“Legal Requirement” has the meaning provided in the Share Exchange Agreement.

“Nasdaq” as the meaning provided in the Share Exchange Agreement.

“Party” has the meaning provided in the preamble hereto.

“Person” means an individual, a partnership, a corporation, an association, a limited liability company, a joint stock company, a trust, a joint venture, an unincorporated organization, or any other entity (including, without limitation, any governmental entity or any department, agency, or political subdivision thereof).

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“Reverse Stock Split” means any proposal taken by the completion of the annual meeting of the Company’s stockholders for the Company’s fiscal year ended June 30, 20231 to adopt an amendment to the Company’s certificate of incorporation to reclassify the outstanding shares of Company Common Stock into a smaller number of shares of Company Common Stock at a ratio specified in or determined in accordance with the terms of such amendment for the purpose of regaining compliance with the listing standards of Nasdaq.

“RFA Appointee” has the meaning provided in Section 1(a) hereto.

“RFA Representative” has the meaning provided in the preamble hereto.

“RFA Sellers” has the meaning provided in the preamble hereto.

“Securities and Exchange Commission” means the Securities and Exchange Commission and includes any governmental body or agency succeeding to the functions thereof.

“Share Exchange Agreement” has the meaning provided in the preamble hereto.

“Subsidiary” has the meaning set forth in the Share Exchange Agreement.

“Threshold Amount” has the meaning provided in Section 1(d) hereto.

Section 5. Miscellaneous.

(a) Amendment and Waiver. Except as otherwise provided herein, no modification, amendment, or waiver of any provision of this Agreement will be effective against the Company or the RFA Sellers, unless such modification, amendment, or waiver is approved in writing by (i) the Company and (ii) the RFA Sellers. The failure of any party to enforce any of the provisions of this Agreement will in no way be construed as a waiver of such provisions and will not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

(b) Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal, or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality, or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed, and enforced in such jurisdiction as if such invalid, illegal, or unenforceable provision had never been contained herein.

(c) Entire Agreement. Except as otherwise expressly set forth herein, this Agreement, those documents expressly referred to herein, and the other documents of even date herewith embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements, or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

1 Note to draft: Should tie to the end of the NASDAQ compliance period.

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(d) Successors and Assigns. Except as otherwise provided herein, this Agreement will bind and inure to the benefit of and be enforceable by the Company and its successors and assigns and the RFA Sellers and their respective successors and assigns.

(e) Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts and by facsimile or electronic (i.e., PDF) transmission, each of which when executed will be deemed to be an original but all of which taken together will constitute one and the same agreement. No Party shall raise the use of facsimile or electronic (i.e., PDF) transmission to deliver any such signature page or the fact that such signature was transmitted or communicated through the use of a facsimile or electronic (i.e., PDF) transmission as a defense to the formation or enforceability of a contract, and each Party forever waives any such defense.

(f) Remedies. The RFA Sellers shall be entitled to enforce their rights under this Agreement specifically to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in their favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any RFA Seller shall be entitled to specific performance and/or injunctive relief from any court of competent jurisdiction (without posting a bond or other security) in order to enforce or prevent any violation of the provisions of this Agreement.

(g) Notices. Any notice or other communication required or permitted to be delivered to any Person under this Agreement will be in writing and will be deemed properly delivered, given and received: (a) if delivered by hand, when delivered; (b) if sent on a Business Day by email with confirmed receipt before 5:00 p.m. (recipient’s time) on the date sent, on such Business Day; (c) if sent by email on a day other than a Business Day, or if sent by email with confirmed receipt at any time after 5:00 p.m. (recipient’s time) on the date sent, on the date on which receipt is confirmed, if a Business Day, and otherwise on the first Business Day following the date on which receipt is confirmed; (d) if sent by registered, certified or first class mail, the third Business Day after being sent; and (e) if sent by overnight delivery via a national courier service, one Business Day after being sent, in each case to the address or email address set forth beneath the name of such Person below (or to such other address or email address as such Person shall have specified in a written notice given to the other Persons hereto)

If to RFA Sellers or RFA Representative:

1908 Cliff Valley Way NE

Atlanta, Georgia, 30329-2479

Attn: Jason Isenberg

Email: jisenberg@rfallc.com

With copies (which shall not constitute notice) to:

Jones Day

1221 Peachtree Street, N.E., Suite 400

Atlanta, Georgia 30361

Attention: Mark L. Hanson

Email: mlhanson@jonesday.com:

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If to the Company:

GBS Inc.

142 West 57th Street, 11th Floor

New York, NY w

Attn: Spiro Sakiris

Email: spiro.sakiris@gbs.inc

With a copy (which shall not constitute notice) to:

Arent Fox Schiff LLP

233 South Wacker Drive, Suite 7100, Chicago, IL 60606

Attn: Ralph De Martino and Alex Young

Email: ralph.demartino@afslaw.com and alex.young@afslaw.com

(h) Governing Law. This Agreement will be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. The Parties hereto agree that any Legal Proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in the Chancery Court of the State of Delaware located in Wilmington, Delaware and any state appellate court therefrom located in Wilmington, Delaware, or, if no such state court has proper jurisdiction, the Federal District Court for the District of Delaware located in Wilmington, Delaware, and any appellate court therefrom. Each Party hereto hereby irrevocably submits to the exclusive jurisdiction of such court in respect of any legal or equitable Legal Proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, or relating to enforcement of any of the terms of this Agreement, and hereby waives, and agrees not to assert, as a defense in any such Legal Proceeding, any claim that it is not subject personally to the jurisdiction of such court, that the Legal Proceeding is brought in an inconvenient forum, that the venue of the Legal Proceeding is improper or that this Agreement or the transactions contemplated hereby may not be enforced in or by such courts. Each Party hereto agrees that notice or the service of process in any Legal Proceeding arising out of or relating to this Agreement or the transactions contemplated hereby shall be properly served or delivered if delivered in the manner contemplated by Section 5(g) or in any other manner permitted by applicable Legal Requirement.

EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LEGAL REQUIREMENTS, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR OTHER LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(i) No Strict Construction. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party.

(j) Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

[signature page follows]

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IN WITNESS WHEREOF, the parties have executed this Investors’ Rights Agreement as of the date first written above.

GBS INC.

By:	/s/ Spiro Sakiris
Name:	Spiro Sakiris
Title:	Chief Financial Officer

Jason Isenberg, as RFA Sellers Representative, on behalf of itself and the RFA Holders

By:	/s/ Jason Isenberg
Name:	Jason Isenberg
Title:	Representative

[Signature Page to Investors Rights Agreement]

Schedule 1

RFA Sellers

1.	The Ma-Ran Foundation, of 1908 Cliff Valley Way NE Atlanta, Georgia, 30329-2479 United States.

2.	The Gary W. Rollins Foundation, of 1908 Cliff Valley Way NE Atlanta, Georgia, 30329-2479 United States.

Schedule 2

Company Appointees

1.	Dr. Steven Boyages
2.	Lawrence Fisher
3.	Johnathan S. Hurd
4.	Dr. George Magelis
5.	Christopher Towers

Schedule 3

RFA Appointees

1.	David Jenkins
2.	Jason Isenberg